                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 22, 1999 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company of North America and our report dated February 15, 1999 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, both of which are contained in the Statement of Additional Information, in Post Effective Amendment No. 7 to the Registration Statement (Form N-4 File No. 33-76684).




                                                  ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 1999